EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of PEDEVCO CORP., of our report dated March 29, 2018, relating to the consolidated financial statements of PEDEVCO Corp. and subsidiaries as of December 31, 2017 and 2016 and each of the years then ended that appear in the Annual Report on Form 10-K of PEDEVCO Corp. for the year ended December 31, 2017.

/s/ GBH CPAs, PC

GBH CPAs, PC
www.gbhcpas.com
Houston, Texas

September 27, 2018